As filed with the Securities and Exchange Commission on September 15, 2010
Registration No. 333 –

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LEUCADIA NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

New York	13-2615557
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

__________________________
315 Park Avenue South
New York, New York 10010
(212) 460-1900
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Joseph A. Orlando
Leucadia National Corporation
315 Park Avenue South
New York, New York 10010
(212) 460-1900
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
__________________________
Copies to:
Andrea Bernstein, Esq.
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
(212) 310-8000
__________________________
Approximate date of commencement of proposed sale of the securities to the public:
From time to time or at one time after the effective date of this Registration Statement as determined by the Registrant.
__________________________
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. o

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. o

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. o

Large accelerated filer ☒	Accelerated filer o	Non-accelerated filer o (Do not check if a smaller reporting company)	Smaller reporting company o

________________
CALCULATION OF REGISTRATION FEE CHART
Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(2)(3)
Common Shares, par value $1.00 per share
Preferred Shares, par value $1.00 per share
Debt Securities
Convertible Securities
Warrants
Units

(1)      There are being registered under this registration statement such indeterminate number of shares of common stock and preferred stock and such indeterminate principal amount of debt securities, which may be senior or subordinated, of Leucadia National Corporation as may from time to time be offered at indeterminate prices and as may be issuable upon the conversion, redemption, exchange, exercise or settlement of any securities hereunder, including under any applicable anti-dilution provisions. In this prospectus, we refer to the common stock, preferred stock, debt securities, warrants and units collectively as “securities.”  Any securities registered under this registration statement may be sold separately or as units with other securities under this registration statement. Separate consideration may or may not be received for the securities that are being registered that are issued in exchange for, or upon the conversion or exercise of, the debt securities being registered hereunder.

(2)      Omitted pursuant to Form S-3 General Instruction II.E.

(3)      In accordance with Rule 456(b) and Rule 457(r), the registrant is deferring payment of the registration fee required in connection with this registration statement.  Accordingly, no registration fee is paid herewith.

PROSPECTUS
Leucadia National Corporation

Common Shares
Preferred Shares
Debt Securities
Convertible Securities
Warrants
Units
___________________

We and/or selling securityholders may offer and sell shares of our common shares, par value $1.00 per share, and we may offer and sell shares of our preferred shares, par value $1.00 per share, debt securities, convertible securities, warrants or units from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of the offering.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

We and/or certain selling securityholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will not receive any proceeds of any sale by any selling securityholder. The prospectus supplement will provide the specific terms of the plan of distribution.

Our common shares are listed on the New York Stock Exchange under the symbol “LUK.”

Investing in our securities involves risks. Please refer to the “Risk Factors” section contained in any applicable prospectus supplement and in the documents we incorporate by reference for a description of the risks you should consider when evaluating such investment.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is September 15, 2010

TABLE OF CONTENTS
Page

ABOUT THIS PROSPECTUS	2

CAUTIONARY NOTE FOR FORWARD-LOOKING INFORMATION	2

OUR COMPANY	4

RISK FACTORS	6

USE OF PROCEEDS	6

RATIO OF EARNINGS TO FIXED CHARGES	6

DESCRIPTION OF CAPITAL STOCK	6

DESCRIPTION OF OTHER SECURITIES	10

PLAN OF DISTRIBUTION	10

SELLING SECURITYHOLDERS	11

VALIDITY OF SECURITIES	11

EXPERTS	12

WHERE YOU CAN FIND MORE INFORMATION	12

INCORPORATION BY REFERENCE	13

You should rely only on information contained or incorporated by reference in this prospectus, any prospectus supplement and any written communication from us or any underwriter specifying the final terms of a particular offering.  We have not authorized anyone to provide you with additional or different information.  You should not assume that the information in this prospectus, any prospectus supplement or any written communication from us or any underwriter specifying the final terms of a particular offering is accurate as of any date other than the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.  We are not making an offer to sell in any jurisdiction in which the offer is not permitted.  Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, we and/or certain selling securityholders may sell, at any time and from time to time, in one or more offerings, our common shares, preferred shares, debt securities, convertible securities, warrants or units as described in this prospectus or any accompanying prospectus supplement. As allowed by SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, the documents incorporated by reference therein and herein as well as any accompanying prospectus supplements. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should read this prospectus and any accompanying prospectus supplement together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information.” Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. The information in this prospectus, any accompanying prospectus supplement or any document incorporated herein or therein by reference is accurate as of the date contained on the cover of such documents. Neither the delivery of this prospectus nor any accompanying prospectus supplement, nor any sale made under this prospectus nor any accompanying prospectus supplement will, under any circumstances, imply that the information in this prospectus or any accompanying prospectus supplement is correct as of any date after the date of this prospectus or any such accompanying prospectus supplement. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

Unless otherwise expressly stated herein or the context otherwise requires, all references in this prospectus to “Leucadia,” “we,” “us,” “our,” “our company” or “the company” refer to Leucadia National Corporation, a New York corporation and its direct and indirect subsidiaries.

CAUTIONARY STATEMENT FOR FORWARD-LOOKING INFORMATION

Some of the statements contained in or incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements may relate, but are not limited, to projections of revenues, income or loss, capital expenditures, plans for growth and future operations, competition and regulation, as well as assumptions relating to the foregoing.

Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted or quantified. When used in this prospectus, the words “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends” and variations of these words and similar expressions are intended to identify forward-looking statements that involve risks and uncertainties. Future events and actual results could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

The factors that could cause actual results to differ materially from those suggested by any of these statements include, but are not limited to, those risks and other factors discussed or identified from time to time in our public filings, including without limitation our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and our Quarterly Reports on Form 10-Qs for the quarters ended March 31, 2010 and June 30, 2010, such as:

•	risks associated with future acquisitions and investments;

•	dependence on key management personnel;

•	a worsening of general economic and market conditions or increases in prevailing interest rate levels or a continued weakening of the U.S. Dollar against the Euro;

•	declines in U.S. commercial and residential real estate markets;

•	increased competition in the international and domestic plastics market and volatility of raw material prices;

•	availability of key raw materials at acceptable prices;

•	declines in the prices of base metals (primarily iron ore and copper);

•	changes in natural gas supplies and prices and the supply of drilling rigs in the marketplace;

•	changes in foreign and domestic laws, regulations and taxes;

•	adverse legal and regulatory developments that may affect our particular businesses;

•
ability to maintain certain specified credit ratings and key relationships with U.S. Government-Sponsored Enterprises and federal agencies in the mortgage servicing business in which we have a significant investment;

•	ability to obtain funding for product development and clinical trial activities at our medical product development business;

•	ability to obtain significant third-party debt and equity financing and regulatory approvals for our large scale energy projects;

•	changes in mortgage interest rate levels or changes in consumer lending practices;

•	risks associated with the operation of a new business without a proven track record;

•	ability to obtain, maintain and defend patent protection for our products and technologies, preserve trade secrets and operate without infringing the intellectual property rights of others;

•	increased competition in the luxury segment of the premium table wine market;

•	ability to obtain sufficient or cost effective telecommunications termination capacity from high quality carriers to particular destinations;

•	reliance on independent distributors to generate telecommunications revenue;

•	increased competition and adverse changes in pricing environments across the industries in which we operate or invest;

•	increased default rates and decreased value of assets pledged to us;

•	changes in the financial performance of the entities in which we have significant investments;

•	limitations placed on our investment in certain securities by standstill agreement to which we may, from time to time, be a party;

•
adverse economic, political or environmental developments where we have mining interests (including Spain and Australia) that could delay or preclude the issuance of permits, result in increased development costs or increased financing costs, or any other developments that result in a decrease in mineral prices;

•
any dilution of the interest to be paid to us under the subordinated note issued by Fortescue Metals Group Ltd’s subsidiary, FMG Chichester Metals Pty Ltd, if our litigation to prohibit such dilution is unsuccessful;

•	changes in the composition of our assets and liabilities through acquisitions and dispositions;

•
weather related conditions, significant natural disasters, including hurricanes, tornadoes, windstorms, earthquakes and hailstorms and other disasters, such as the oil spill in the Gulf of Mexico that may affect our operations or investments;

•	ability to insure certain risks economically; and

•	ability to generate sufficient taxable income to fully realize our net operating losses (“NOLs”).

Accordingly, we caution you against relying on forward-looking statements, which are applicable only as of the date of this prospectus or any incorporated document in which they are contained. We undertake no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or to reflect the occurrence of unanticipated events.

OUR COMPANY

We are a diversified holding company engaged in a variety of businesses, including manufacturing, telecommunications, land based contract oil and gas drilling, property management and services, gaming entertainment, real estate activities, medical product development and winery operations.  We have significant investments in the common stock of two public companies that are accounted for at fair value, one of which is a full service investment bank and the other an independent auto finance company.  We also own equity interests in operating businesses and investment partnerships which are accounted for under the equity method of accounting, including a broker-dealer engaged in making markets and trading of high yield and special situation securities and an operating copper mine in Spain.  We concentrate on return on investment and cash flow to maximize long-term shareholder value.  Additionally, we continuously evaluate the retention and disposition of our existing operations and investigate possible acquisitions of new businesses.  In identifying possible acquisitions, we tend to seek assets and companies that are out of favor or troubled and, as a result, are selling substantially below the values we believe to be present.

The worldwide recession, turmoil in public securities markets and lack of liquidity in the credit markets have put a strain on many businesses and caused great uncertainty about asset values in nearly all industry sectors.  If these economic and market conditions continue for some time, we expect that some extraordinary investment opportunities will be available.  However, we also expect that financing these investment opportunities may be difficult.  We have available liquidity on our balance sheet and could dispose of existing businesses or investments if we needed additional internal liquidity to take advantage of investment opportunities.  Although we cannot assure you that we will be successful in acquiring new businesses, making new investments or in raising sufficient capital for any such opportunities, we intend to pursue those opportunities that we consider to be the most compelling.

Our manufacturing operations are conducted through Idaho Timber, LLC, or Idaho Timber, and Conwed Plastics, LLC, or Conwed Plastics. Idaho Timber primarily remanufactures dimension lumber and remanufactures, packages and/or produces other specialized wood products. Conwed Plastics manufactures and markets lightweight plastic netting used for a variety of purposes including, among other things, building and construction, erosion control, agriculture, packaging, carpet padding, filtration and consumer products.

Our telecommunications operation is conducted through our 75% owned subsidiary, STi Prepaid, LLC, a seller of international prepaid phone cards and other telecommunication services in the U.S.

Our land based contract oil and gas drilling operations are conducted through Keen Energy Services, LLC, or Keen, formerly known as Goober Drilling, LLC.  Based in Stillwater, Oklahoma, Keen provides drilling services to independent oil and gas exploration and production companies in the Mid-Continent Region of the U.S.

Our property management and services business is conducted through ResortQuest International, Inc., a company engaged in offering property management and other services to vacation properties in beach and mountain resort locations in the continental U.S.

Our gaming entertainment operations are conducted through our controlling interest in Premier Entertainment Biloxi, LLC, which is the owner of the Hard Rock Hotel & Casino Biloxi, or Hard Rock Biloxi, located in Biloxi, Mississippi.

Our domestic real estate operations include a mixture of commercial properties, residential land development projects and other unimproved land, all in various stages of development.

Our medical product development operation is conducted through our majority-owned, development stage subsidiary, Sangart, Inc., or Sangart. Sangart is developing a product called MP4OX, formerly known as Hemospan®, which is a solution of cell-free hemoglobin administered intravenously to provide rapid oxygen delivery to oxygen deprived tissues.

Our winery operations consist of Pine Ridge Vineyards in Napa Valley, California, Archery Summit in the Willamette Valley of Oregon, Chamisal Vineyards in Edge Valley, California and a vineyard development in the Columbia Valley of Washington.  The wineries primarily produce and sell wines in the premium, premium ultra and luxury segments of the premium table wine market.

Our investment in the development of a copper mine consists of our 30% interest in Cobre Las Cruces, S.A., a former subsidiary that owns the Las Cruces copper mine in the Pyrite Belt of Spain. Cobre Las Cruces commercially produces copper cathode.  We also hold an approximate 9.98% interest in Inmet Mining Corporation, a Canadian-based global mining company that owns the remaining 70% of Cobre Las Cruces.  Our Inmet shares have registration rights and may be sold without restriction in accordance with applicable laws.

Our investment in Fortescue Metals Group Ltd, or Fortescue, a publicly traded company listed on the Australian Stock Exchange, and its subsidiary, FMG Chichester Metals Pty Ltd, or FMG, consists of 247,986,000 common shares of Fortescue, representing approximately 8% of Fortescue’s outstanding common stock at June 30, 2010, and a $100,000,000 note of FMG.  Interest on the FMG note is calculated as 4% of the revenue, net of government royalties, invoiced from the iron ore produced from Fortescue’s project’s Cloud Break and Christmas Creek areas.  Our Fortescue shares may be sold without restriction on the Australian Stock Exchange or in accordance with applicable securities laws.  As of September 1, 2010, our investment in Fortescue stock had a market value of $1,112,357,000.

Our investment in Jefferies Group, Inc., or Jefferies, a company listed on the New York Stock Exchange (“NYSE”) (Symbol: JEF) that is a full-service global investment bank and institutional securities firm serving companies and their investors, consists of approximately 28% of Jefferies’ outstanding voting securities, and is accounted for at fair value, which was $1,024,181,000 at June 30, 2010.  Unrealized gains or losses are reflected in our consolidated statement of operations.  As of September 1, 2010, the fair value of our investment in Jefferies was $1,132,039,000.

Our investment in AmeriCredit Corp., or ACF, a company listed on the NYSE (Symbol: ACF) that is an independent auto finance company that is in the business of purchasing and servicing automobile sales finance contracts, historically for consumers who are typically unable to obtain financing from other sources, consists of approximately 25% of the outstanding voting securities of ACF, and is also accounted for at fair value, which was $617,665,000 at June 30, 2010.  Unrealized gains or losses are reflected in our consolidated statement of operations.  In July 2010, ACF entered into a merger agreement with General Motors Holdings LLC (“GM”) pursuant to which ACF will become a wholly owned subsidiary of GM, and the shareholders of ACF will receive $24.50 per share of ACF common stock.  The merger transaction is subject to certain conditions and it is anticipated that the closing of this transaction will occur in the fourth quarter of 2010.  As of September 1, 2010, the fair value of our investment in ACF was $825,137,000.

We also hold a 50% joint venture interest with Berkshire Hathaway Inc. in Berkadia Commercial Mortgage LLC, a commercial mortgage origination and servicing business.  We and Berkshire Hathaway have invested $217,200,000 of equity capital in this investment.

Our principal executive offices are located at 315 Park Avenue South, New York, New York 10010.  Our telephone number is (212) 460-1900.  Our website is http://www.leucadia.com. The information contained on our website does not constitute a part of this prospectus.

RISK FACTORS

Please carefully consider the risk factors described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus.  Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement.  Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition.

USE OF PROCEEDS

The use of proceeds will be specified in the applicable prospectus supplement. We will not receive any proceeds from any sales by selling securityholders.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated:

	Six Months Ended June 30,		Year Ended December 31,
	2010	2009 (b)	2009 (b)	2008 (b)	2007 (b)	2006	2005
Ratio of Earnings to Fixed Charges (a)	3.01x	N/A	N/A	N/A	N/A	3.38x	2.78x
______________________

Notes:

(a)	Fixed charges include amounts related to continuing and discontinued operations.

(b)	For the six months ended June 30, 2009 and the years ended December 31, 2009, 2008 and 2007, “fixed charges” exceeded earnings by $185,200,000, $216,600,000, $283,000,000 and $7,000,000, respectively.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock does not purport to be complete and is subject in all respects to applicable New York law and qualified by reference to the provisions of our restated certificate of incorporation, as amended, and our bylaws. Copies of our restated certificate of incorporation and bylaws will be sent to shareholders upon request. See “Where You Can Find More Information.”

Authorized Capital

Our authorized capital stock consists of 600,000,000 common shares, par value $1.00 per share, and 6,000,000 preferred shares, par value $1.00 per share.

Our Common Shares

As of September 1, 2010, there were 243,317,407 shares of our common shares outstanding.

Dividends. Subject to the rights of the holders of any preferred shares that may be outstanding, holders of our common shares are entitled to receive dividends as may be declared by our board of directors out of funds legally available to pay dividends. Holders of common shares have no cumulative voting rights.

Voting. Each holder of common shares is entitled to one vote for each share held of record on the applicable record date for all matters submitted to a vote of shareholders.

Preemptive Rights, Conversion and Redemption. Holders of common shares have no preemptive rights to purchase or subscribe for any stock or other securities, and there are no conversion rights or redemption, purchase, retirement or sinking fund provisions with respect to our common shares.

Liquidation, Dissolution and Winding-up. In the event of liquidation, dissolution or winding-up of our affairs, holders of our common shares are entitled to share in any distribution of our assets after payment or providing for the payment of liabilities and the liquidation preference of any outstanding preferred shares.

Our Preferred Shares

We are authorized by our restated certificate of incorporation to issue up to 6,000,000 shares of preferred stock in one or more series, of which no shares are issued and outstanding. The board of directors has the authority, without any vote or action by our shareholders, to (a) authorize the issuance of preferred stock up to the limit set by our certificate of incorporation, (b) create new series of preferred stock and (c) fix the terms of each series, including any rights related to dividends, voting, conversion, redemption and liquidation preference. The issuance of preferred stock could adversely affect the voting and other rights of holders of the common stock and may have the effect of delaying or preventing a change in control of our company.

Transfer Restrictions on our Common Shares

General. In order to protect our significant tax loss carryforwards and other tax attributes, our common shares are subject to certain transfer restrictions contained in our restated certificate of incorporation. The transfer restriction imposes restrictions on the transfer of our common shares to designated persons.

Tax Law Limitations. The benefit of a company’s existing tax loss and credit carryovers, as well as the benefit of built-in losses, can be reduced or eliminated under Section 382 of the Internal Revenue Code. Section 382 limits the use of losses and other tax benefits by a company that has undergone an ‘ownership change,’ as defined in Section 382 of the Code. Generally, an ‘ownership change’ occurs if one or more shareholders, each of whom owns 5% or more in value of a company’s capital stock, increase their aggregate percentage ownership by more than 50 percentage points over the lowest percentage of stock owned by such shareholders over the preceding three-year period. For this purpose, all holders who each own less than 5% of a company’s capital stock are generally treated together as one 5% shareholder. In addition, certain attribution rules, which generally attribute ownership of stock to the ultimate beneficial owner thereof without regard to ownership by nominees, trusts, corporations, partnerships or other entities, are applied in determining the level of stock ownership of a particular shareholder. Options (including warrants and other rights) to acquire capital stock may be treated as if they had been exercised, on an option-by-option basis, if the issuance, transfer or structuring of the option meets certain tests. All percentage determinations are based on the fair market value of a company’s capital stock, including any preferred stock which is voting or convertible (or otherwise participates in corporate growth).

If an ‘ownership change’ were to occur in respect of the company or any of its subsidiaries or subsidiary groups, the amount of taxable income in any year (or portion of a year) subsequent to the ownership change that could be offset by NOLs or other tax attributes existing (or ‘built-in) prior to such ‘ownership change’ could not exceed an amount equal to the product obtained by multiplying (1) the aggregate value of the company, the subsidiary or the subsidiary group that underwent the ‘ownership change’ by (2) the federal long-term tax exempt rate. Because the aggregate value of the company or any of its subsidiaries, as well as the federal long-term tax-exempt rate, fluctuate, it is impossible to predict with any accuracy the annual limitation upon the amount of taxable income that could be offset by such NOLs or other tax attributes (and ‘built-in’ losses) were an ‘ownership change’ to occur in the future. However, if such limitation were to exceed the taxable income against which it otherwise would be applied for any year following an ‘ownership change,’ the limitation for the ensuing year would be increased by the amount of such excess.

Description of the Transfer Restrictions. Our restated certificate of incorporation generally restricts until December 31, 2024 (or earlier, in certain events) any attempted transfer of our common shares or any other securities that would be treated as our ‘stock’ under the applicable tax regulations (which we refer to herein as “Leucadia Stock”) to a person or group of persons who own, or who would own as a result of such transfer, 5% or more of the Leucadia Stock. The transfer restriction also restricts any other attempted transfer of Leucadia Stock that would result in the identification of a new ‘5-percent shareholder’ of our company, as determined under applicable tax regulations. This would include, among other things, an attempted acquisition of Leucadia Stock from an existing 5-percent shareholder. For these purposes, numerous rules of attribution, aggregation and calculation prescribed under the Internal Revenue Code (and related regulations) will be applied in determining whether the 5% threshold has been met and whether a group exists. The transfer restriction may also apply to proscribe the creation or transfer of certain ‘options,’ which are broadly defined, in respect of the Leucadia Stock.

Acquisitions of Leucadia Stock directly from us, whether by way of option exercise or otherwise, are not subject to the transfer restriction. Consequently, persons or entities that are able to acquire our common shares directly from us, including our employees, officers and directors, may do so without application of the transfer restriction, irrespective of the number of our common shares they are acquiring. As a result, those persons or entities dealing directly with us may be seen to receive an advantage over persons or entities who are not able to acquire our common shares directly from us and, therefore, are restricted by the terms of the transfer restriction. It should be noted, however, that any direct acquisitions of our common shares from us first requires board approval and in granting such approval, the board will review the implications of any such issuance for our NOLs and other tax attributes.

Our board of directors has the discretion to approve a transfer of Leucadia Stock that would otherwise violate the transfer restriction. Nonetheless, if the board of directors decides to permit a transfer that would otherwise violate the transfer restriction, that transfer or later transfers may result in an ‘ownership change’ that would limit the use of the tax attributes of Leucadia. The board of directors intends to consider any attempted transfer individually and determine at the time whether it is in the best interest of our company, after consideration of any factors that the board deems relevant, to permit the transfer notwithstanding that an ‘ownership change’ may occur.

The transfer restriction will restrict a shareholder’s ability to acquire additional Leucadia Stock in excess of the specified limitations. Furthermore, a shareholder’s ability to dispose of his Leucadia Stock, or any other Leucadia Stock which the shareholder may acquire, may be restricted as a result of the transfer restriction.

Generally, the restriction is imposed only with respect to the number of shares of Leucadia Stock, or options with respect to Leucadia Stock (the “Excess Stock”), purportedly transferred in excess of the threshold established in the transfer restriction. In any event, the restriction does not prevent a valid transfer if either the transferor or the purported transferee obtains the approval of our board of directors.

The transfer restriction restricts any person or entity, or group of persons or entities, from acquiring sufficient Leucadia Stock to cause that person or entity to become the owner of 5% of the Leucadia Stock, and prohibits the current 5-percent shareholders, as determined under applicable tax regulations, from increasing their ownership of Leucadia Stock without obtaining the approval of our board of directors.

Our restated certificate of incorporation further provides that all certificates representing Leucadia Stock bear the following legend: “THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTIONS PURSUANT TO PART III OF ARTICLE FOURTH OF THE CERTIFICATE OF INCORPORATION OF THE CORPORATION REPRINTED IN ITS ENTIRETY ON THE BACK OF THIS CERTIFICATE.”

In accordance with the transfer restriction, we will not permit any of our employees or agents, including the transfer agent, to record any transfer of Leucadia Stock purportedly transferred in excess of the threshold established in the transfer restriction. As a result, requested transfers of Leucadia Stock may be delayed or refused.

Our restated certificate of incorporation provides that any transfer attempted in violation of the restrictions would be void ab initio, even if the transfer has been recorded by the transfer agent and new certificates issued. The purported transferee of the Leucadia Stock would not be entitled to any rights of shareholders with respect to the Excess Stock, including the right to vote the Excess Stock, or to receive dividends or distributions in liquidation in respect thereof, if any.

If our board of directors determines that a purported transfer has violated the transfer restriction, we will require the purported transferee to surrender the Excess Stock, and any dividends the purported transferee has received on the Excess Stock, to an agent designated by the board of directors. The agent will then sell the Excess Stock in one or more arm’s-length transactions, executed on the New York Stock Exchange, if possible, to a buyer or buyers, which may include us; provided that nothing will require the agent to sell the Excess Stock within any specific time frame if, in the agent’s discretion, the sale would disrupt the market for the Leucadia Stock or have an adverse effect on the value of the Leucadia Stock. If the purported transferee has resold the Excess Stock before receiving our demand to surrender the Excess Stock, the purported transferee generally will be required to transfer to the agent the proceeds of the sale and any distributions the purported transferee has received on the Excess Stock. From such proceeds, the agent will pay any amounts remaining after repaying its own expenses and reimbursing the purported transferee for the price paid for the Excess Stock (or the fair market value of the Excess Stock at the time of the attempted transfer to the purported transferee by gift, inheritance or similar transfer) to a named charity or, in certain circumstances, charities selected by the Board of Directors.

The transfer restriction and related provisions contained in our amended and restated bylaws may be deemed to have an ‘anti-takeover’ effect because they restrict the ability of a person or entity, or group of persons or entities, from accumulating in the aggregate at least 5% of the Leucadia Stock and the ability of persons, entities or groups now owning at least 5% of the Leucadia Stock from acquiring additional Leucadia Stock. The transfer restriction discourages or prohibits accumulations of substantial blocks of shares for which shareholders might receive a premium above market value.

Notwithstanding the restrictions, however, there remains a risk that certain changes in relationships among shareholders or other events will cause a change of ownership to occur under Section 382 of the Internal Revenue Code. Further, there can be no assurance, in the event transfers in violation of the transfer restriction are attempted, that the IRS will not assert that those transfers have federal income tax significance notwithstanding the transfer restriction. As a result, the transfer restriction serves to reduce, but not necessarily eliminate, the risk that Section 382 will cause the limitations described above on the use of tax attributes of Leucadia.

We have been advised by our counsel, Weil, Gotshal & Manges LLP, that, absent a court determination, (1) there can be no assurance that the transfer restriction will be enforceable against all of our shareholders and (2) the transfer restriction may be subject to challenge on equitable grounds.

However, it should be noted that the existing transfer restriction has been in place since December 31, 1992 and has not been challenged to date.

The determination of 5% shareholder status is based upon the outstanding Leucadia Stock, which currently consists of only common shares. Consequently, in determining the existence of a 5% shareholder, a holder’s percentage ownership, taking into account certain rules of attribution, would be calculated with reference to outstanding common shares (increased, for such holder, by the number of common shares deemed to be, but not actually outstanding). Future changes in the capitalization of Leucadia may affect who will be deemed a 5% shareholder, thereby affecting the applicability of the transfer restriction to future transfers of common shares. However, because the transfer restriction generally applies (with certain exceptions) to a person or group of persons who owns (including by attribution) at least 5% of all ‘stock’ of Leucadia, a change in capitalization that increases the ‘stock’ of Leucadia likely would result in a reduction in the number of individuals or groups who would be subject to the transfer restriction, while a diminution of ‘stock’ of Leucadia would have the opposite effect.

Holders are advised to carefully monitor their ownership of common shares (and any future securities of Leucadia that may constitute Leucadia Stock for purposes of the transfer restriction) and should consult their own legal advisors and/or Leucadia to determine whether their ownership approaches the prohibited level.

Transfer Agent

American Stock Transfer & Trust Company, LLC is the transfer agent and registrar for our common shares.

New York Stock Exchange Listing

Our common shares are listed on the New York Stock Exchange under the symbol “LUK.”

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any debt securities, convertible securities, warrants or units that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold by us or by a selling securityholder:

•	through agents;

•	to or through underwriters;

•	through broker-dealers (acting as agent or principal);

•	directly by us or a selling securityholder to purchasers, through a specific bidding or auction process or otherwise;

•	through a combination of any such methods of sale; or

•	through any other methods described in a prospectus supplement.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, a selling securityholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We or a selling securityholder may directly solicit offers to purchase the securities and we or a selling securityholder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC which are incorporated by reference into this prospectus.

VALIDITY OF SECURITIES

The validity of the securities offered hereby will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting), incorporated in this prospectus by reference to Leucadia National Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Pershing Square IV A, L.P. and the financial statements of Pershing Square IV, L.P. incorporated by reference in this prospectus by reference to Leucadia National Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of Ernst & Young LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Pershing Square IV A, L.P. and the financial statements of Pershing Square IV, L.P. incorporated by reference in this prospectus by reference to Leucadia National Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of Ernst & Young, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Premier Entertainment Biloxi, LLC and Subsidiary incorporated by reference in this prospectus by reference to Leucadia National Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The financial statements of HFH ShortPLUS Fund, L.P. and HFH ShortPLUS Master Fund, Ltd. incorporated by reference in this prospectus by reference to Leucadia National Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of AmeriCredit Corp. and subsidiaries incorporated by reference in this prospectus by reference to Leucadia National Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of Deloitte & Touche LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Jefferies Group, Inc. as of December 31, 2009 and 2008, and for each of the years in the two-year period ended December 31, 2009 included in the 2009 Annual Report on Form 10-K of Leucadia National Corporation, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.  The audit report covering the December 31, 2009 consolidated financial statements refers to retrospective changes in the accounting for noncontrolling interests in subsidiaries and earnings per share.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy materials with the SEC at the SEC’s public reference room, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room.  Our SEC filings are also available to the public on the SEC’s Internet site at http://www.sec.gov. Our SEC filings can also be found on our website at http://www.leucadia.com.

In addition, you may obtain a copy of our SEC filings at no cost by writing or telephoning us at:

Leucadia National Corporation
315 Park Avenue South
New York, New York 10010
Attention: Corporate Secretary
Telephone: (212) 460-1900

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. This prospectus and the information that we file later with the SEC may update and supersede the information we incorporate by reference. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed on February 26, 2010;

•	our Quarterly Reports on Form 10-Q for the period ended March 31, 2010, filed on May 5, 2010, and for the period ended June 30, 2010, filed on August 6, 2010; and

•
our Current Reports on Form 8-K filed on January 28, 2010, February 26, 2010, March 5, 2010, May 5, 2010, May 12, 2010, May 13, 2010, June 22, 2010, July 22, 2010, August 6, 2010, September 1, 2010 and September 13, 2010.

You may also request a copy of these filings at no cost by writing or telephoning us at the address indicated above. We will not send exhibits to our filings, however, unless we specifically have incorporated those exhibits by reference in this prospectus or an accompanying prospectus supplement or a document incorporated in this prospectus or an accompanying prospectus supplement.

Leucadia National Corporation

Common Shares
Preferred Shares
Debt Securities
Convertible Securities
Warrants
Units

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The table below itemizes the expenses payable by Leucadia National Corporation (the “Registrant”) in connection with the registration and issuance of the securities being registered hereunder. The Registrant will bear all expenses of this offering. All amounts shown are estimates, except for the SEC registration fee.

Securities Act Registration Fee	*
Legal Fees and Expenses	+
Printing Expenses	+
Accounting Fees and Expenses	$75,000
Miscellaneous	+
Total	$
____________________
* Deferred in accordance with Rules 456(b) and 457(r).
+ Estimated expenses not presently known.

Item 15. Indemnification of Directors and Officers.

The Registrant is a New York corporation. Sections 722 through 725 of the New York Business Corporation Law (the ‘Business Corporation Law’) provide that a corporation may indemnify, with certain limitations and exceptions, a director or officer as follows: (1) in an action or proceeding (other than one by or in the right of any other corporation of any type or kind) against his reasonable expenses, including attorneys’ fees but excluding certain settlement costs, actually and necessarily incurred by him in connection with the defense thereof, or an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in (or in the case of service for another corporation, not opposed to) the best interests of the corporation; and (2) in an action by or in the right of the corporation to procure a judgment in its favor, against judgments, fines, settlement payments and reasonable expenses, including attorneys’ fees, incurred as a result thereof, or any appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in (or, in the case of service for any other corporation, not opposed to) the best interests of the corporation and, in criminal actions and proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. Such indemnification is a matter of right where the director or officer has been successful on the merits or otherwise, and otherwise may be granted upon corporate authorization or court award as provided in the statute.

Section 721 of the Business Corporation Law provides that indemnification arrangements can be established for directors and officers, by contract, by-law, charter provision, action of shareholders or board of directors, on terms other than those specifically provided by Article 7 of the Business Corporation Law, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Article V of the Registrant’s By-Laws provides for the indemnification, to the full extent authorized by law, of any person made or threatened to be made a party in any civil or criminal action or proceeding by reason of the fact that he, his testator or intestate is or was a director or officer of the Registrant.

Section 726 of the Business Corporation Law provides that a corporation may obtain insurance to indemnify itself and its directors and officers. The Registrant maintains an insurance policy providing both directors and officers liability coverage and corporate reimbursement coverage.

Article Sixth of the Registrant’s Certificate of Incorporation contains a charter provision eliminating or limiting director liability for monetary damages arising from breaches of fiduciary duty, subject only to certain limitations imposed by statute.

Item 16. Exhibits.

The following exhibits are being furnished herewith or incorporated by reference herein:

Exhibit Number	Description
1.1	Underwriting Agreement.*
4.1	Specimen Common Share Certificate (previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3, File No. 333-117632, filed on July 23, 2004).**
4.2	Form of Senior Notes Indenture.
4.3	Form of Convertible Senior Subordinated Indenture.
4.4	Form of Debt Securities Base Indenture.
5.1	Opinion of Weil, Gotshal & Manges LLP.
12.1	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Ernst & Young LLP.
23.3	Consent of Ernst & Young.
23.4	Consent of PricewaterhouseCoopers LLP.
23.5	Consent of PricewaterhouseCoopers LLP.
23.6	Consent of Deloitte & Touche LLP.
23.7	Consent of KPMG LLP.
23.8	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).
24.1	Power of Attorney (contained on signature page).
25.1	Form T-1 statement of eligibility under the Trust Indenture Act of 1939 of Trustee for Senior Notes Indenture.
25.2	Form T-1 statement of eligibility under the Trust Indenture Act of 1939 of Trustee for Convertible Senior Subordinated Indenture.
25.3	Form T-1 statement of eligibility under the Trust Indenture Act of 1939 of Trustee for Debt Securities Base Indenture.
____________________
* To be filed by a post-effective amendment to this registration statement or as an exhibit to a document incorporated by reference herein.
** Incorporated by reference.

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof.  If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus or prospectus supplement, a post effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 15th day of September, 2010.

LEUCADIA NATIONAL CORPORATION

By:	/s/ Joseph A. Orlando
	Name:	Joseph A. Orlando
	Title:	Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph A. Orlando, Barbara L. Lowenthal and Laura E. Ulbrandt, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement on Form S-3, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons on behalf of Leucadia National Corporation and in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ Ian M. Cumming
Ian M. Cumming	Chairman of the Board (Principal Executive Officer)	September 15, 2010

/s/ Joseph S. Steinberg
Joseph S. Steinberg	President and Director (Principal Executive Officer)	September 15, 2010

/s/ Joseph A. Orlando
Joseph A. Orlando	Vice President and Chief Financial Officer (Principal Financial Officer)	September 15, 2010

/s/ Barbara L. Lowenthal
Barbara L. Lowenthal	Vice President and Comptroller (Principal Accounting Officer)	September 15, 2010

/s/ Paul M. Dougan
Paul M. Dougan	Director	September 15, 2010

/s/ Alan J. Hirschfield
Alan J. Hirschfield	Director	September 15, 2010

/s/ James E. Jordan
James E. Jordan	Director	September 15, 2010

/s/ Jeffrey C. Keil
Jeffrey C. Keil	Director	September 15, 2010

/s/ Jesse Clyde Nichols, III
Jesse Clyde Nichols, III	Director	September 15, 2010

/s/ Michael Sorkin
Michael Sorkin	Director	September 15, 2010

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement.*
4.1	Specimen Common Share Certificate (previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3, File No. 333-117632, filed on July 23, 2004).**
4.2	Form of Senior Notes Indenture.
4.3	Form of Convertible Senior Subordinated Indenture.
4.4	Form of Debt Securities Base Indenture.
5.1	Opinion of Weil, Gotshal & Manges LLP.
12.1	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Ernst & Young LLP.
23.3	Consent of Ernst & Young.
23.4	Consent of PricewaterhouseCoopers LLP.
23.5	Consent of PricewaterhouseCoopers LLP.
23.6	Consent of Deloitte & Touche LLP.
23.7	Consent of KPMG LLP.
23.8	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).
24.1	Power of Attorney (contained on signature page).
25.1	Form T-1 statement of eligibility under the Trust Indenture Act of 1939 of Trustee for Senior Notes Indenture.
25.2	Form T-1 statement of eligibility under the Trust Indenture Act of 1939 of Trustee for Convertible Senior Subordinated Indenture.
25.3	Form T-1 statement of eligibility under the Trust Indenture Act of 1939 of Trustee for Debt Securities Base Indenture.
____________________
* To be filed by a post-effective amendment to this registration statement or as an exhibit to a document incorporated by reference herein.
** Incorporated by reference.